Exhibit 32.1

Statement of Chief Executive Officer

Pursuant to Section 1350 of Title 18 of the United States Code

Pursuant to Section 1350 of Title 18 of the United States Code, I, Steven R. Williams, the Chief Executive Officer of Petroleum Development Corporation, hereby certify that:

  I have reviewed the Quarterly Report on Form 10-Q of Petroleum Development Corporation (the "Report") to which this statement is an Exhibit;
  the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Petroleum Development Corporation.

_/s/ Steven R. Williams

Steven R. Williams

Chief Executive Officer

Petroleum Development Corporation

___November 4, 2004_________